Exhibit No. 10(A)
AMENDMENT TO
THE PROGRESSIVE CORPORATION
2006 GAINSHARING PLAN
Section 7 of the Plan is hereby amended to read as follows:
Subject to Paragraph 9 below, no later than December 31 of each Plan year, each participant will receive an initial payment in respect of his or her Annual Gainsharing Payment for that Plan year equal to 75% of an amount calculated on the basis of Paid Earnings for the first 24 pay periods of the Plan year, estimated earnings for the remainder of the Plan year and performance data through the first 11 months of the Plan year (estimated, if necessary). No later than February 15 of the following year, each participant will receive the balance of his or her Annual Gainsharing Payment, if any, for such Plan year, based on his or her Paid Earnings and performance data for the entire Plan year.
Any Plan participant who is then eligible to participate in The Progressive Corporation Executive Deferred Compensation Plan (“Deferral Plan”) may elect to defer all or a portion of the Annual Gainsharing Payment otherwise payable to him/her under this Plan, subject to and in accordance with the terms of the Deferral Plan.